Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-272069) on Form S-3 and related Prospectus of Transcat, Inc. (the “Company”) of our report dated June 6, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Transcat, Inc. appearing in the Annual Report on Form 10-K of Transcat, Inc. for the year ended March 25, 2023.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
July 20, 2023